EXHIBIT 10.8

MORGAN STANLEY
EMPLOYEE STOCK PURCHASE PLAN

Amended and restated as of August 1, 2022
SECTION 1 - PURPOSE
The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by current and future Eligible Employees. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

SECTION 2 - DEFINITIONS

When used herein, the following terms shall have the following meanings:

2.1    “Administrator” means the Board of Directors or such officer or officers of the Company or such committee (which need not be a committee of the Board of Directors, but, if not a committee of the Board of Directors, then the committee shall be comprised solely of officers of the Company) to whom the Board of Directors delegates authority under the Plan in accordance with Section 12.1.
2.2    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws or regulations of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
2.3    “Beneficiary” means such person, persons, or entity as are designated pursuant to Section 12.5 to receive, upon a participant’s death, all or a portion of such Participant’s Common Stock Account and Payroll Deduction Account.
2.4    “Board of Directors” means the Board of Directors of the Company, or any committee of such Board of Directors as the Board of Directors may determine from time to time.
2.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.
2.6    “Common Stock” means common stock, par value $0.01 per share, of the Company.
2.7    “Common Stock Account” means the account established with, and maintained by, the Custodian for the purpose of holding Common Stock purchased pursuant to this Plan.
2.8    “Company” means Morgan Stanley, a Delaware corporation, and its successors and assigns.
2.9    “Custodian” means the agent selected by the Company to hold Common Stock purchased under the Plan.

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2.10    “Disability” means disability as defined under the Morgan Stanley Employees Retirement Plan.
2.11    “Eligible Compensation” means the sum of the types and amounts of compensation determined from time to time by the Administrator in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Code Section 423 and any regulations promulgated thereunder.
2.12    “Eligible Employee” means all employees of the Company and its Subsidiaries that have been designated as eligible to participate in the Plan pursuant to and in accordance with rules prescribed by the Administrator from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Code Section 423(b)(3), (4), (5), and (8) thereof) and the regulations promulgated thereunder. The Administrator, in its discretion, from time to time may, prior to a Purchase Date for all options to be granted in connection with such Purchase Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion); (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion); (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion); (iv) is a highly compensated employee within the meaning of Code Section 414(q); or (v) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended; provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).
2.13    “Employer” means the employer of the applicable Eligible Employee.
2.14    “Fair Market Value” means the closing price of the Common Stock on the date in question; or if the Common Stock shall not have been traded on such date, such closing price of the Common Stock on the immediately following day on which the Common Stock was traded; or, if the Common Stock was not so traded, such other amount as may be determined by the Board of Directors in its sole discretion.
2.15    “International Supplement” means the document that sets forth supplemental terms and conditions for participation in the Plan by Eligible Employees located or employed outside the United States, as amended from time to time.
2.16    “Offering” means an offer of an option that may be exercised during an Offering Period. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical; provided that the terms

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of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
2.17    “Offering Period” means the period beginning on the day following a Purchase Date and continuing through the following Purchase Date.
2.18    “Participant” means an Eligible Employee who has met the requirements of Section 3 and has elected to participate in the Plan pursuant to Section 4.1.
2.19    “Payroll Deduction Account” means the bookkeeping entry established by the Company for each Participant pursuant to Section 4.3.
2.20    “Plan” means the Morgan Stanley Employee Stock Purchase Plan as set forth herein and as amended from time to time, together with the International Supplement.
2.21    “Plan Year” means a calendar year.
2.22    “Purchase Date” means the 20th day of each month.
2.23    “Retirement” means retirement as defined by any qualified or non-qualified defined benefit plan sponsored by the Company or a Subsidiary in which an Eligible Employee is a participant on the date such Eligible Employee terminates employment with the Company or any Subsidiary.
2.24    “Subsidiary” means any corporation designated by the Administrator which constitutes a “subsidiary” of the Company, within the meaning of Code Section 424(f).
SECTION 3 - ELIGIBILITY

3.1    General Rule. Subject to Section 3.3, each Eligible Employee shall be eligible to participate in the Plan beginning on the later of (i) the Eligible Employee’s date of hire by the Company or any Subsidiary and (ii) the date such employee becomes an Eligible Employee. An Eligible Employee who has met the requirements of this Section 3.1 and who ceases to be an Eligible Employee shall again become eligible to participate in the Plan when he again becomes an Eligible Employee.
3.2    Leave of Absence. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. A Participant who, upon failing to return to work following a leave of absence, is deemed not to be an employee, shall not be entitled to participate in any Offering commencing after such termination of employment, and such Participant’s Payroll Deduction Account shall be paid out in accordance with Section 6.2.
3.3    Termination of Employment. A Participant whose employment with the Company and its Subsidiaries terminates shall cease to be an Eligible Employee as of, and no options shall be granted to such Participant pursuant to Section 5.2 following, the date of the Participant’s termination of employment and any amount credited to such Participant’s Payroll Deduction Account shall be applied to purchase shares of Common Stock in connection with the next Purchase Date.

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3.4    Common Stock Account. As a condition to participation in this Plan, each Eligible Employee shall be required to hold shares purchased hereunder in a Common Stock Account and such employee’s decision to participate in the Plan shall constitute the appointment of the Custodian as custodial agent for the purpose of holding such shares. Such Common Stock Account will be governed by, and subject to, the terms and conditions hereof and of a written agreement between the Company and the Custodian.
SECTION 4 - PARTICIPATION AND PAYROLL DEDUCTIONS

4.1    Enrollment. Each Eligible Employee may elect to participate in the Plan for an Offering Period by completing a Company-specified enrollment process. Upon completing the enrollment process, an Eligible Employee shall commence participation in the Plan on the next practicable Purchase Date. Each Eligible Employee shall be advised of the purchase price (expressed as a percentage of Fair Market Value) determined under Section 5.2(b) before enrolling in the Plan.
4.2    Amount of Deduction. When enrolling, the Eligible Employee shall specify a payroll deduction amount of a percentage (in whole numbers) of Eligible Compensation which shall be withheld from such Eligible Employee’s regular paychecks, including bonus and commission paychecks, for the Offering Period provided, however, that the Administrator may determine and specify, from time to time, (i) the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and (ii) the maximum amount, if any, of Eligible Compensation that may be deducted for an Eligible Employee in any Plan Year, and provided further, that no such determination shall be contrary to the requirements of Code Section 423 and the regulations promulgated thereunder. The Administrator, in its sole discretion, may authorize payment in respect of any option exercised hereunder by personal check, via cash contributions or in such other manner as determined by the Administrator instead of payroll deductions if (i) payroll deductions are prohibited or otherwise problematic under Applicable Law or (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code. Any reference to “payroll deductions” in this section (or any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 4.2.
4.3    Payroll Deduction Accounts. Each Participant’s payroll deduction shall be credited, as soon as administratively practicable following the relevant pay date, to a Payroll Deduction Account, pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts shall be assets of the Company and may be used by the Company for any corporate purpose. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.
4.4    Subsequent Offering Periods. Unless otherwise specified prior to the beginning of any Offering Period by completing a Company-specified process, a Participant shall be deemed to have elected to participate in each subsequent Offering Period for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Offering Period.
4.5    Changes in Participation.
(a)A Participant may cease participation in the Plan by completing a Company-specified process. Such cessation shall become effective on the first day of the first pay period following the completion of such process to which it may be practically applied, whereupon no further payroll deductions shall be made and any amount

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credited to the Participant’s Payroll Deduction Account shall be applied to purchase shares in connection with the next Purchase Date. To the extent then an Eligible Employee, any Participant who ceased to participate may elect to participate again by completing a Company-specified process. Such resumption of participation will become effective on the first day of the first pay period following the completion of such process to which it may be practically applied.

(b)A Participant may increase or decrease the percentage of Eligible Compensation subject to payroll deduction within the limits approved by the Administrator pursuant to Section 4.2 by completing a Company-specified process. Such increase or decrease shall become effective on the first day of the first pay period following the completion of such process to which it may be practically applied. Notwithstanding any increase in the percentage of Eligible Compensation subject to pay deduction pursuant to this Section 4.5(b), in no event may the amount of Eligible Compensation deducted for an Eligible Employee for any Plan Year exceed the maximum amount authorized to be deducted pursuant to Section 4.2.

(c)Notwithstanding anything herein to the contrary, in the event the Board of Directors determines under Section 5.2(b) to change the purchase price of a share of Common Stock, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Section 4.5(a) or 4.5(b) before such change in the purchase price takes effect.

SECTION 5 - OFFERINGS

5.1    Maximum Number of Shares. The Plan will be implemented by making offerings of Common Stock in connection with each Purchase Date until the maximum number of shares of Common Stock available under the Plan have been issued pursuant to the exercise of options.

5.2    Grant and Exercise of Options

(a)Subject to Section 5.3, on the first day of each Offering Period, each Participant shall be deemed, subject to Section 5.4, to have been granted an option to purchase the number of shares of Common Stock to be determined for such Offering Period by dividing the amount credited to the Participant’s Payroll Deduction Account on the Purchase Date for such Offering Period by the purchase price (as determined in paragraph (b) below); provided, however, that no such option shall give any Participant the right to purchase more than 1,000 shares as of the relevant date. Without any further action, the Participant shall be deemed to have exercised such option and purchased the number of shares of Common Stock so determined as of the relevant Purchase Date (or, if the Common Stock shall not have been traded on the Purchase Date, the immediately following date on which the Common Stock was traded). If the number of shares determined by dividing the amount credited to the Participant’s Payroll Deduction Account on any Purchase Date by the purchase price exceeds 1,000, the amount credited to the Participant’s Payroll Deduction Account corresponding to the excess over 1,000 shares shall be applied to the next Offering, subject to Section 5.4(a). All shares purchased under the Plan shall be credited to the Participant’s Common Stock Account.

(b)The purchase price for each share of Common Stock shall be expressed as a percentage of Fair Market Value on the Purchase Date (or, if the Common Stock

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shall not have been traded on the Purchase Date, the immediately following date on which the Common Stock was traded) and shall be determined from time to time by the Board of Directors, but in no event shall such purchase price be less than 85 percent (85%) of the Fair Market Value of such share on the Purchase Date (or, if the Common Stock shall not have been traded on the Purchase Date, the immediately following date on which the Common Stock was traded).

5.3    Oversubscription of Shares. If the total number of shares for which options are exercised in connection with any Purchase Date exceeds the maximum number of shares available for the applicable Offering, the Company shall make an allocation of the shares available for delivery and distribution among the Participants in as nearly a uniform manner as shall be practicable, and the balance of all amounts credited to the Payroll Deduction Accounts shall be applied to the next Offering.

5.4    Limitations on Grant and Exercise of Options

(a)No option granted under this Plan shall permit a Participant to purchase stock under all employee stock purchase plans (as defined by Code Section 423(b)) of the Company and any Subsidiary in an amount which, in the aggregate, would exceed $25,000 based on the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

(b)No employee who would own, immediately after the option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (a "5% Owner") shall be granted an option. For purposes of determining whether an employee is a 5% Owner, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

SECTION 6 - DISTRIBUTIONS OF COMMON STOCK ACCOUNT

6.1    Restrictions on Distributions. Subject to the provisions of Section 10.3, shares of Common Stock purchased hereunder (other than shares of Common Stock acquired upon the investment of dividends pursuant to Section 7) cannot be withdrawn from the Plan by a Participant, a former Participant who has terminated employment with the Company and its Subsidiaries, or, in the event of the Participant’s death, a Participant’s Beneficiary, spouse or estate (determined in accordance with Section 6.4) for a period of twenty-four (24) months immediately following the first day of the Offering Period in connection with which such shares were purchased, unless otherwise determined by the Company consistent with the requirements of Code Section 423.
6.2    Termination of Employment. If a Participant’s employment with the Company and its Subsidiaries terminates for any reason during an Offering Period, shares credited to the Participant’s Common Stock Account may be withdrawn by the Participant from the Plan, subject to the provisions of Section 6.1, or may be sold by the Participant through the Plan.
6.3    During Employment. Prior to the Participant’s termination of employment with the Company and its Subsidiaries, a Participant may withdraw some or all of the shares credited to the Participant’s Common Stock Account, subject to the provisions of Section

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6.1, or may sell through the Plan some or all of the shares credited to the Participant’s Common Stock Account, subject to the provisions of Section 10.3.
6.4    Death. In the event of a Participant’s death, all shares credited to the Participant’s Common Stock Account may be withdrawn from the Plan, subject to the provisions of Section 6.1, or sold through the Plan by:
(i)the Participant’s Beneficiary, or

(ii)if the Company is maintaining procedures pursuant to Section 12.5 pursuant to which a Participant may designate a Beneficiary and no Beneficiary has been so designated or if the Company is not maintaining procedures pursuant to Section 12.5 pursuant to which a Participant may designate a Beneficiary, the Participant’s spouse or, if the Participant is not survived by a spouse, the Participant’s estate, and any amount credited to the Participant’s Payroll Deduction Account shall be applied to purchase shares on the next Purchase Date. Whether a person is a spouse will be determined using the eligibility standards for U.S. Social Security benefits.

6.5    Sales through the Plan. Subject to the provisions of Section 10.3, a Participant, a former Participant who has terminated employment with the Company and its Subsidiaries, or, in the event of the Participant’s death, a Participant’s Beneficiary, spouse or estate (determined in accordance with Section 6.4) may sell shares of Common Stock acquired under the Plan pursuant to procedures established from time to time by the Administrator.

SECTION 7 - DIVIDENDS ON SHARES

A Participant may elect to have all cash dividends paid with respect to shares of Common Stock held in the Participant’s Common Stock Account invested automatically in shares of Common Stock purchased at 100 percent (100%) of Fair Market Value on the date such dividend is paid. All non-cash distributions paid on Common Stock held in a Participant’s Common Stock Account shall be paid to the Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary, spouse or estate, determined in accordance with Section 6.4) as soon as administratively practicable.

SECTION 8 - RIGHTS AS A STOCKHOLDER

When a Participant purchases Common Stock pursuant to the Plan or when Common Stock is credited to a Participant’s Common Stock Account, subject to the restrictions set forth in Sections 6 and 10.3, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the shares so purchased or credited, whether or not certificates representing shares shall have been issued, including, without limitation, the right to vote the Common Stock and to receive cash dividends or other dividends (whether in Common Stock, other securities or other property) thereon.

SECTION 9 - OPTIONS NOT TRANSFERABLE

Neither a Participant’s Payroll Deduction Account nor any options granted under the Plan to a Participant may be transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by a Participant and such options are exercisable during

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the Participant’s lifetime only by the Participant. Any attempt at such assignment, transfer, pledge or other disposition shall be without effect.

SECTION 10 - COMMON STOCK

10.1    Reserved Shares. There shall be reserved for issuance and purchase under the Plan an aggregate of 39,182,870 shares of Common Stock, subject to adjustment as provided in Section 11. Shares subject to the Plan may be shares now or hereafter authorized but unissued, treasury shares, or both.
10.2    Restrictions on Exercise. In its sole discretion, the Board of Directors may require as conditions to the exercise of any option that shares of Common Stock reserved for issuance upon the exercise of an option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant’s intention to purchase the shares for investment only and not for resale or distribution.
10.3    Restriction on Sale. Shares of Common Stock purchased hereunder (other than shares of Common Stock acquired upon the automatic investment of dividends pursuant to Section 7) shall not be sellable or transferable by a Participant for a period of twelve (12) months following the first day of the Offering Period in connection with which such shares were purchased.
SECTION 11 - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

In the event of a subdivision or consolidation of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased or decreased, as the case may be, equitably by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments shall be made equitably by the Board of Directors to give proper effect to such event, subject to the limitations of Code Section 424.

SECTION 12 - ADMINISTRATION

12.1    The Plan shall be administered by the Board of Directors, which may to the extent permitted by law, but need not, delegate some or all of its authority under the Plan to an Administrator. Any delegation hereunder shall be subject to the restrictions and limits that the Board of Directors specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Board of Directors to delegate authority under this Plan, and the Board of Directors may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, an Administrator appointed under this Section 12.1 shall serve in such capacity at the pleasure of the Board of Directors.
12.2    The Board of Directors (and the Administrator, to the extent that the Board of Directors delegates its authority under the Plan pursuant to Section 12.1) shall have full power and authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All determinations by the Board of Directors (or the Administrator, as the case may be) in carrying out and administering the Plan and in

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construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested. In the event of any disagreement between the Board of Directors and the Administrator, the Board of Director’s determination on such matter shall be final and binding on all interested persons, including the Administrator.
12.3    No member of the Board of Directors or the Administrator shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Board of Directors or the Administrator be liable for any act or omission of any other member of the Board of Directors or the Administrator. In the performance of its functions with respect to the Plan, the Board of Directors and the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Board of Directors or the Administrator deems necessary, and no member of the Board of Directors or the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.
12.4    The Company shall pay all the costs of administration of the Plan. Participants shall be responsible for transaction and other fees as may be determined by the Administrator from time to time or required by Applicable Law.
12.5    The Company may maintain procedures pursuant to which a Participant may designate a Beneficiary.
12.6    Notwithstanding the provisions of Section 12.2, the Board of Directors (or any duly appointed Administrator) may establish procedures from time to time relating to the review and determination of claims for benefits under the Plan. Such claims procedures may include appointment of one or more committees, which may be composed of such officers of the Company or other individuals as the Board of Directors (or Administrator, as the case may be) shall determine, to act with respect to any claim for benefits under the Plan. Any such committee shall have such authority as is determined by the Board of Directors (or Administrator, as the case may be), which may include the exclusive discretionary right to interpret the Plan, including those provisions arising under or in connection with the administration of the Plan, including without limitation, the authority to make factual determinations.
SECTION 13 - AMENDMENT AND TERMINATION

13.1    Amendment. Subject to the provisions of Code Section 423, the Board of Directors (and the Administrator, to the extent the Board of Directors delegates its authority under this Section 13.1) may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action. The Board of Directors may delegate to the Administrator its authority under this Section 13.1 to amend any of the following Sections of the Plan and any other provision of the Plan for which approval by the Board of Directors (or a committee thereof) is not required under Applicable Law or the rules of any national securities exchange on which the Common Stock is traded: Sections 3.3, 4.4, 4.5(a), 4.5(b), 6.4, 15, 16, 17 and 18.
13.2    Termination. The Plan will terminate on the Purchase Date that Participants become entitled to purchase a number of shares greater than the number of shares remaining available for purchase. In addition, the Plan may be terminated at any prior time, at the sole discretion of the Board of Directors.

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SECTION 14 - GOVERNMENTAL AND OTHER REGULATIONS

The Plan and the grant and exercise of options to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

SECTION 15 - NO ENTITLEMENTS

15.1The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan).

15.2This Plan shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time. The Plan is not an employment agreement, and nothing in the Plan shall alter any employee’s status as an “at-will” employee of the Company or any Subsidiary. The Plan shall not be construed as guaranteeing any employee’s employment by the Company or any Subsidiary, or as giving any employee any right to continue in the employ of the Company or any Subsidiary, during any period, nor shall the Plan be construed as giving any employee any right to be reemployed by the Company or any Subsidiary following any termination of employment
15.3The Company has offered this Plan to Eligible Employees in its sole discretion. This Plan does not confer on any employee any right or entitlement to receive compensation in any specific amount for any future year, and does not diminish in any way the Company’s or any Subsidiary’s discretion to determine the amount, if any, of any employee’s compensation. This Plan is not part of any employee’s base salary or wages and will not be taken into account in determining any other employment-related rights any employee may have, such as rights to pension or severance pay.

SECTION 16 - WITHHOLDING

As a condition to receiving shares or cash amounts hereunder, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any shares and cash amounts distributable under the Plan, an amount necessary to satisfy all Federal, state, city or other taxes required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

SECTION 17 - OFFSETS

To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Company, in its sole discretion, shall determine.

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SECTION 18 - NOTICES, ETC.

All elections, designations, requests, notices, instructions and other communications from a Participant to the Administrator or the Company required or permitted under the Plan shall be in Company-specified form, and if required to be in writing shall be mailed by first-class mail or delivered to such Company-specified location and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

SECTION 19 - CAPTIONS, ETC.

The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

SECTION 20 - EFFECT OF PLAN

The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

SECTION 21 - GOVERNING LAW AND EXCLUSIVE JURISDICTION

21.1The internal laws of the State of New York shall govern all matters relating to this Plan, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive or procedural law of another jurisdiction, except to the extent superseded by the laws of the United States.

21.2Unless the Participant is bound by an arbitration agreement with the Company (or its parents, subsidiaries, affiliates, predecessors, successors or assigns) covering any dispute arising out of or in any way connected with the Plan, participation in the Plan or rights under the Plan, the United States District Court for the Southern District of New York shall have exclusive jurisdiction over any such dispute or, if the United States District Court for the Southern District of New York does not have subject matter jurisdiction, the Supreme Court for the State of New York, New York County shall have exclusive jurisdiction.

SECTION 22 - SEVERABILITY

The provisions set forth herein shall be severable and, if any provision of this Plan shall be determined to be legally unenforceable or void, such unenforceable or void provision shall not affect the legality, validity or enforceability of the remaining provisions hereof and may be severed from the remaining provisions as appropriate, to the extent permitted by law. If a tribunal of competent jurisdiction determines that a particular provision set forth herein is invalid, unenforceable, or void under the applicable law in a particular jurisdiction, such provision will not be enforced in that jurisdiction, but shall remain effective and enforceable in all other jurisdictions.

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